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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 8 to Registration Statement on Form S-1 (File No. 333-39350) of our report dated March 8, 2002, except for
Note 1 as it relates to the recapitalization, as to which the date is April 10, 2002 relating to the financial statements of Ribapharm Inc., formerly a division of ICN Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
April 10, 2002